Exhibit 99.1

Dolby Laboratories Reports First Quarter Fiscal 2015 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--January 21, 2015--Dolby Laboratories, Inc. (NYSE:DLB) today announced the Company's financial results for the first quarter of fiscal year 2015. For the first quarter, Dolby reported total revenue of $234.2 million, compared to $231.3 million for the first quarter of fiscal year 2014.

First quarter GAAP net income was $41.4 million, or $0.40 per diluted share, compared to $44.5 million, or $0.43 per diluted share, for the first quarter of fiscal 2014. On a non-GAAP basis, first quarter net income was $58.5 million, or $0.56 per diluted share, compared to $60.6 million, or $0.59 per diluted share, for the first quarter of fiscal 2014. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

“We had a solid start to the year driven by the strength of our broadcast business,” said Kevin Yeaman, President and CEO, Dolby Laboratories. “We continue to make progress on our new initiatives, highlighted by the launch this quarter of Dolby Cinema, a branded premium cinema offering that combines spectacular imaging and audio with inspired design.”

Acquisition of Doremi Labs Completed During the Quarter

As previously announced on November 3, 2014, Dolby completed the acquisition of Doremi Labs, a privately held company, during the first quarter.

Dividend

Dolby today announced a cash dividend of $0.10 per share of Class A and Class B common stock, payable on February 10, 2015, to stockholders of record as of the close of business on February 2, 2015.

Financial Outlook

Q2 2015

Dolby estimates that total revenue will range from $260 million to $270 million. Gross margin percentages are projected to range between approximately 90 percent and 91 percent on a GAAP basis and between 91 percent and 92 percent on a non-GAAP basis.

Dolby anticipates that operating expenses will be between $171 million and $175 million on a GAAP basis and between $152 million and $156 million on a non-GAAP basis.

Dolby estimates diluted earnings per share to be between $0.45 and $0.51 on a GAAP basis and between $0.60 and $0.66 on a non-GAAP basis.

Dolby estimates that its fiscal Q2 2015 effective tax rate will be between approximately 25 percent and 26 percent on both a GAAP and non-GAAP basis.

Fiscal Year 2015

Dolby anticipates that total revenue will range from $970 million to $1 billion.

Dolby anticipates that operating expenses will be between $664 million and $674 million on a GAAP basis and between $585 million and $595 million on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss the financial results and outlook for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, January 21, 2015. Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-877-723-9502. International callers can access the conference call at 1-719-325-4798.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, January 21, 2015, until 9:00 p.m. PT on Wednesday, January 28, 2015, by dialing 1-877-870-5176 (international callers can access the replay by dialing 1-858-384-5517) and entering the confirmation code 1739077. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures. These measures are adjusted to exclude amounts related to stock-based compensation, expense associated with dividend equivalents paid on restricted stock units, the amortization of intangibles from business combinations, restructuring charges, and the related tax impact of these items. Dolby presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures in order to assess the performance of Dolby's business for planning and forecasting in subsequent periods. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on Dolby's investor relations website at http://investor.dolby.com/events.cfm.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q2 2015 and fiscal 2015 and future quarterly dividend payments are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the personal computer, DVD, and Blu-ray Disc™, broadcast, consumer electronics, gaming, mobile, and automobile markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® 8 devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's accuracy of calculation of royalties due to its licensors; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; the development and growth of the market for digital cinema and digital 3D and Dolby's ability to successfully penetrate this market; Dolby's ability to expand its business generally, and to expand its business beyond sound technologies to other technologies related to digital entertainment delivery; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned “Risk Factors” in its most recent annual report on Form 10-K. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE:DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For nearly 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema is a trademark of Dolby Laboratories. Blu-ray Disc is a trademark of Blu-ray Disc Association. Windows is a registered trademark of Microsoft Corporation. S15/28599 DLB-F

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Quarter Ended
	December 26,	December 27,
	2014	2013
Revenue:	(unaudited)	(unaudited)
Licensing	$216,598	$205,660
Products	13,263	18,104
Services	4,377	7,513
Total revenue	234,238	231,277

Cost of revenue:
Cost of licensing	3,481	4,001
Cost of products	12,584	13,788
Cost of services	3,345	3,593
Total cost of revenue	19,410	21,382

Gross margin	214,828	209,895

Operating expenses:
Research and development	48,594	44,463
Sales and marketing	68,018	60,379
General and administrative	44,716	41,908
Restructuring charges/(credits)	(39)	3,215
Total operating expenses	161,289	149,965

Operating income	53,539	59,930

Other income/expense:
Interest income	900	654
Interest expense	(15)	(112)
Other income/(expense), net	(108)	229
Total other income/expense	777	771

Income before income taxes	54,316	60,701
Provision for income taxes	(12,379)	(15,455)
Net income including controlling interest	41,937	45,246
Less: net (income) attributable to controlling interest	(580)	(731)
Net income attributable to Dolby Laboratories, Inc.	$41,357	$44,515

Net Income Per Share:
Basic	$0.40	$0.44
Diluted	$0.40	$0.43
Weighted-Average Shares Outstanding:
Basic	102,303	101,750
Diluted	104,275	103,192

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	December 26,	September 26,
	2014	2014
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$409,115	$568,472
Restricted cash	2,040	2,142
Short-term investments	211,443	231,208
Accounts receivable, net	117,240	86,168
Inventories	28,291	8,536
Deferred taxes	86,937	86,445
Prepaid expenses and other current assets	37,092	22,880
Total current assets	892,158	1,005,851
Long-term investments	318,448	296,335
Property, plant and equipment, net	330,249	289,755
Intangible assets, net	108,220	63,700
Goodwill	315,791	277,574
Deferred taxes	48,212	41,746
Other non-current assets	9,341	9,051
Total assets	$2,022,419	$1,984,012

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,973	$15,898
Accrued liabilities	159,360	158,376
Income taxes payable	1,754	2,600
Deferred revenue	21,236	12,496
Total current liabilities	192,323	189,370
Long-term deferred revenue	23,203	19,279
Other non-current liabilities	55,793	43,715
Total liabilities	271,319	252,364

Stockholders’ equity:
Class A common stock	52	51
Class B common stock	51	52
Additional paid-in capital	45,479	46,415
Retained earnings	1,691,614	1,660,485
Accumulated other comprehensive income	(2,188)	3,014
Total stockholders’ equity – Dolby Laboratories, Inc.	1,735,008	1,710,017
Controlling interest	16,092	21,631
Total stockholders’ equity	1,751,100	1,731,648
Total liabilities and stockholders’ equity	$2,022,419	$1,984,012

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Fiscal Quarter Ended
	December 26,	December 27,
	2014	2013
Operating activities:	(unaudited)	(unaudited)
Net income including controlling interest	$41,937	$45,246
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,524	12,409
Stock-based compensation	17,842	15,054
Amortization of premium on investments	2,391	2,266
Excess tax benefit from exercise of stock options	(1,944)	(1,010)
Provision for doubtful accounts	(376)	374
Deferred income taxes	(6,310)	(1,322)
Other non-cash items affecting net income	653	105
Changes in operating assets and liabilities:
Accounts receivable	(22,442)	21,148
Inventories	(2,997)	2,225
Prepaid expenses and other assets	(4,473)	(1,631)
Accounts payable and other liabilities	(46,801)	(16,696)
Income taxes, net	3,692	4,795
Deferred revenue	4,452	(5,897)
Other non-current liabilities	1,297	216
Net cash provided by operating activities	3,445	77,282

Investing activities:
Purchase of investments	(110,508)	(102,717)
Proceeds from sales of investment securities	63,454	27,426
Proceeds from maturities of investment securities	42,700	46,739
Purchases of property, plant and equipment	(21,661)	(8,967)
Acquisitions, net of cash acquired	(93,516)	—
Purchase of intangible assets	(6,416)	—
Proceeds from sale of property, plant and equipment and assets held for sale	3	42
Change in restricted cash	102	(174)
Net cash used in investing activities	(125,842)	(37,651)

Financing activities:
Proceeds from issuance of common stock	7,512	8,127
Repurchase of common stock	(16,953)	(11,660)
Payment of cash dividend	(10,228)	—
Distribution to controlling interest	(5,591)	—
Excess tax benefit from the exercise of stock options	1,944	1,010
Shares repurchased for tax withholdings on vesting of restricted stock	(10,846)	(6,727)
Net cash used in financing activities	(34,162)	(9,250)

Effect of foreign exchange rate changes on cash and cash equivalents	(2,798)	(138)
Net increase/(decrease) in cash and cash equivalents	(159,357)	30,243
Cash and cash equivalents at beginning of period	568,472	454,397
Cash and cash equivalents at end of period	$409,115	$484,640

GAAP to Non-GAAP Reconciliations
(In millions, except per share data)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2015 and 2014:

Net income:	Fiscal Quarter Ended
	December 26,	December 27,
	2014	2013
GAAP net income	$41.4	$44.5
Stock-based compensation	17.8	15.1
RSU dividend equivalent	0.7	0.8
Amortization of acquired intangibles	4.0	2.8
Restructuring charges, net	—	3.2
Income tax adjustments	(5.4)	(5.8)
Non-GAAP net income	$58.5	$60.6

Diluted earnings per share:	Fiscal Quarter Ended
	December 26,	December 27,
	2014	2013
GAAP diluted earnings per share	$0.40	$0.43
Stock-based compensation	0.17	0.15
RSU dividend equivalent	0.01	0.01
Amortization of acquired intangibles	0.04	0.03
Restructuring charges, net	—	0.03
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.56	$0.59

Shares used in computing diluted earnings per share (in millions)	104	103

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2015 and fiscal year 2015 included in this release:

Gross margin:	Q2 2015
GAAP gross margin (low - high end of range)	90% - 91%
Stock-based compensation	0.1%
Amortization of acquired intangibles	0.9%
Non-GAAP gross margin (low - high end of range)	91% - 92%

Operating expenses:	Q2 2015	Fiscal 2015
GAAP operating expenses (low - high end of range)	$171 - $175	$664 - $674
Stock-based compensation	(16)	(69)
RSU dividend equivalent	(1)	(3)
Amortization of acquired intangibles	(2)	(7)
Non-GAAP operating expenses (low - high end of range)	$152 - $156	$585 - $595

Diluted earnings per share:	Q2 2015
	Low	High
GAAP diluted earnings per share	$0.45	$0.51
Stock-based compensation	0.16	0.16
RSU dividend equivalent	0.01	0.01
Amortization of acquired intangibles	0.04	0.04
Income tax adjustments	(0.06)	(0.06)
Non-GAAP diluted earnings per share	$0.60	$0.66

Shares used in computing diluted earnings per share (in millions)	104	104

CONTACT:
Dolby Laboratories
Investor Contact:
Elena Carr, 415-645-5583
investor@dolby.com
Media Contact:
Sean Durkin, 415-645-5176
news@dolby.com